S.E.C. Filing

                             SMITHFIELD FOODS, INC.
                                      8-K
                                 June 19, 1996

                              Filed: June 19, 1996

TABLE OF CONTENTS
OTHER EVENTS
FINANCIAL STATEMENTS EXHIBITS

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
JUNE 19, 1996

                         Commission file number 0-2258

SMITHFIELD FOODS, INC.
 (Exact name of registrant as
  specified in its charter)

                                    Delaware
                 (State or other jurisdiction of Incorporation)

                    0-2258                          52-0845861
            (Commission File Number)             (I.R.S. Employer
                                                Identification No.)

900 Dominion Tower, 999 Waterside Drive, Norfolk, Virginia 23510
          (Address of principal executive offices)

Registrant's telephone number, including area code (804) 365-3000

     Pursuant to a Notice of Demand for Registration received from a 6.1% stockholder of Smithfield Foods, Inc. (the "Company" or "Smithfield Foods"), the Company filed on June 18, 1996, a Registration Statement on Form S-3 to register the offer and resale of any or all of the 1,094,273 common shares
(the "Shares") held by Chiquita Brands International, Inc. (the "Selling Stockholder" or "Chiquita"). Such registration statement, a copy of which is filed as an exhibit hereto, includes among other information the Company's recently audited financial statements for the fiscal year ended April 28, 1996, as well as pro forma financial information and Management's Discussion and Analysis of Financial Condition and Results of Operations.

     The Shares were issued to Chiquita in December 1995 as partial consideration for Smithfield Foods' purchase from Chiquita of all the capital stock of John Morrell & Co., which is now a Smithfield Foods subsidiary. At the time the Shares were issued, Chiquita and Smithfield Foods entered into a registration rights agreement (previously filed as an exhibit to the Company's Current Report on Form 8-K dated January 4, 1996), pursuant to which the above mentioned demand was made.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith in accordance with the provisions of
Item 601 of Regulation S-K.

99 Smithfield Foods, Inc. Registration Statement on Form S-3 filed June 18,
   1996, in respect of the Selling Stockholder's Resale of 1,094,273 Outstanding Common Shares as described therein (including, among other information, the registrant's audited financial statements for fiscal 1996, pro forma financial information and Management's Discussion and Analysis of Financial Condition and Results of Operations), excluding the exhibits thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             SMITHFIELD FOODS, INC.

                             /s/ AARON D. TRUB
                                 Aaron D. Trub
                                 Vice President, Secretary and
                                   Treasurer

Date: June 19, 1996